Page 1 – Tennant Company Reports Third Quarter 2026 Results

Tennant Company Reports Third Quarter 2026 Results

Order Growth and Robotics Momentum Continued as Margin Recovery Progressed

Net Sales of $322 Million, a 6.2% Increase over Prior-Year Period Driven by Volume Growth

Adjusted EBITDA of $48.8 Million Improved Sequentially from the Second Quarter

Full Year 2026 Guidance Reaffirmed

MINNEAPOLIS, MN (Nov. 2, 2026)—Tennant Company ("Tennant" or the "Company") (NYSE: TNC) today reported its financial results for the quarter ended September 30, 2026.

(In millions, except per share data)	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	Incr / (Decr)	2026	2025	Incr / (Decr)
Net sales	$322.3	$303.3	6.2%	$944.2	$911.9	3.5%
Net income	$19.5	$14.9	30.9%	$27.3	$48.2	(43.4)%
Diluted EPS	$1.12	$0.80	40.0%	$1.57	$2.57	(38.9)%

Adjusted diluted EPS(a)	$1.40	$1.46	(4.1)%	$2.81	$4.07	(31.0)%
Adjusted EBITDA(a)	$48.8	$49.8	(2.0)%	$113.2	$141.8	(20.2)%
Adjusted EBITDA(a) margin %	15.1%	16.4%	(130) bps	12.0%	15.5%	(350) bps
Highlights
•Net sales of $322.3 million increased 6.2% year over year, as volume grew 4.1 percentage points, led by North America and robotics, and pricing added 1.6 percentage points, for organic growth of 5.7%.
•Orders grew 9.5% year over year, supported by broad-based demand across most regions, while backlog remained elevated at approximately $118 million, providing a solid foundation for fourth quarter net sales.
•Robotics momentum accelerated during the quarter, with robotics sales of approximately $37.3 million increasing 71% year over year, supported by growth across equipment and autonomy subscriptions and continued customer adoption of autonomous cleaning solutions. We also expanded our innovation portfolio with the recent launch of the P1 autonomous vacuum, addressing more customer applications and price points to maximize market coverage.
•Adjusted EBITDA(a) of $48.8 million, or 15.1% of net sales, increased by 420 bps sequentially, but declined compared to the prior-year period, as higher volume, pricing and tariff refunds were more than offset by inflationary cost pressures and part availability constraints in cost of sales, and by higher S&A and R&D, including ERP-related costs and robotics investment.
•Adjusted diluted EPS(a) of $1.40 declined compared to the prior year, reflecting the operating results referenced above coupled with higher interest expense, partially offset by the benefit of share repurchases.

“"Our third quarter performance demonstrated strong momentum across the business, with orders up 9.5% and record third-quarter net sales, up 6%," said Dave Huml, Tennant President and Chief Executive Officer. "Robotics continues to deliver, with revenue up 71% in the quarter and year-to-date robotics sales already exceeding full-year 2025. Gross margin recovery progressed ahead of expectations and our North America ERP
(a) See supplemental non-GAAP financial tables below for a reconciliation of adjusted non-GAAP financial measures to GAAP.

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Page 2 – Tennant Company Reports Third Quarter 2026 Results
operations continued to improve, though parts shortages continued to impact shipments, contributing to a $118 million backlog exiting the quarter. While we are taking disciplined action to address softer demand in EMEA and APAC, we are encouraged by strong Americas orders, an elevated backlog and continued robotics momentum. As a result, we are reaffirming our full-year guidance."
Net Sales
Consolidated net sales for the third quarter of 2026 totaled $322.3 million, a 6.2% increase compared to consolidated net sales of $303.3 million in the third quarter of 2025. The components of the consolidated net sales change were as follows:

	Three Months Ended September 30,	Nine Months Ended September 30,
	2026 vs. 2025
Price	1.6%	2.9%
Volume	4.1%	(1.8)%
Organic growth	5.7%	1.1%
Acquisitions	0.4%	0.5%
Foreign currency	0.1%	1.9%
Total	6.2%	3.5%
Organic Sales
Organic sales, which exclude the effects of foreign currency and acquisitions, increased 5.7% in the third quarter compared to the prior year. This increase was driven primarily by higher volumes in North America and, to a lesser extent, price realization, partially offset by continued softness in certain APAC markets and uneven demand conditions across EMEA.

	Three Months Ended September 30, 2026				Nine Months Ended September 30, 2026
	Americas	EMEA	APAC	Total	Americas	EMEA	APAC	Total
Organic sales growth / (decline)	8.1%	2.3%	(4.8)%	5.7%	2.2%	0.2%	(6.1)%	1.1%
Americas(b): The 8.1% increase in the third quarter was primarily driven by higher volumes in North America and price realization, despite continued production and fulfillment constraints, with additional volume growth in Latin America.
EMEA(c): The 2.3% increase in the third quarter was primarily due to price realization and higher volume across most European markets, partially offset by lower sales in Southern Europe.
APAC(d): The 4.8% decrease in the third quarter was primarily driven by lower equipment volume and unfavorable pricing across certain markets, reflecting softer market demand and distributor overstock, partially offset by volume growth in India.

(b) Includes North America and Latin America.
(c) Includes Europe, the Middle East, and Africa.
(d) Includes China, Australia, Japan, and other Asian markets.
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Page 3 – Tennant Company Reports Third Quarter 2026 Results
Operating Results
Gross profit margin was 42.3% in the third quarter of 2026, down 40 basis points from the third quarter of 2025. Included in the quarter was a one-time benefit of approximately $6.1 million, or 190 basis points, related to refunds of previously paid tariffs following changes to IEEPA-related regulations. Excluding this benefit, gross margin was approximately 40.4%, down 230 basis points from the prior year. Roughly two-thirds of the decline came from North America and one-third from EMEA, driven by inflationary pressures mostly tied to the Middle East conflict and by part availability constraints that led to production inefficiencies and under-absorption, only partly offset by pricing.

Selling and administrative ("S&A") expense totaled $92.7 million in the third quarter of 2026, a $3.9 million decrease compared to the third quarter of 2025. Period-over-period changes included higher compensation and benefit expenses, higher technology spending, and incremental investments in our TNC Robotics venture. These increases were more than offset by lower ERP implementation costs and the absence of legal contingency costs incurred in the prior year period. S&A expense as a percentage of sales was 28.8% in the third quarter of 2026, compared to 31.8% in the third quarter of 2025. Adjusted S&A(a) as a percentage of net sales increased to 27.8% in the third quarter of 2026, compared to 27.5% in the third quarter of 2025.
Research and development ("R&D") expense totaled $12.4 million in the third quarter of 2026, compared to $10.5 million in the third quarter of 2025. The increase was primarily driven by continued investment in innovation, including robotics and autonomous solutions.
Adjusted EBITDA(a) was $48.8 million in the third quarter of 2026, compared to $49.8 million in the prior-year period. Higher volume and pricing, together with approximately $6.1 million of tariff refunds, were more than offset by higher cost of sales, primarily inflationary freight and material costs and production inefficiencies from part availability constraints, and by higher S&A and R&D, primarily ERP-related technology and employee costs and robotics investment. Adjusted EBITDA margin(a) for the third quarter of 2026 was 15.1%, down 130 basis points compared to 16.4% in the prior-year period..
Net income was $19.5 million in the third quarter of 2026, compared to $14.9 million in the third quarter of 2025. Adjusted net income(a) was $24.1 million in the third quarter of 2026, a decrease of $3.2 million compared to the third quarter of 2025. The decrease was primarily driven by gross margin pressures coupled with increased S&A.
Cash Flow, Liquidity and Capital Allocation
Tennant generated $11.9 million of cash flow for operating activities during the third quarter of 2026, a $16.8 million decrease compared to the prior‑year period, driven by lower operating performance and increased working capital requirements, including higher accounts receivable and inventory balances and lower accounts payable. While working capital and cash conversion were affected by inefficiencies from the North America ERP implementation, we are making steady progress in addressing them, and working capital efficiency remains a key focus for management.
Liquidity remained strong with a balance of $75.3 million in cash and cash equivalents at the end of the third quarter, and $289.4 million of unused borrowing capacity under the Company's revolving credit facility.
The Company continues to strategically deploy cash flow to meet operational capital requirements and to return capital to shareholders in alignment with its capital allocation priorities. During the third quarter of 2026, the Company invested $6.7 million in capital expenditures and returned $5.2 million to shareholders through dividends. The Company remains diligent in managing its debt and maintaining a strong balance sheet. The Company had a net leverage ratio (Adjusted Net Debt(a) / trailing twelve months (TTM) Adjusted EBITDA(a)) of 2.0 times as of September 30, 2026.

(a) See supplemental non-GAAP financial tables below for a reconciliation of adjusted non-GAAP financial measures to GAAP.

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Page 4 – Tennant Company Reports Third Quarter 2026 Results
2026 Guidance
Our third-quarter results reflect continued order growth, robotics momentum and sequential margin improvement, while part availability constraints in North America continued to limit shipments. With backlog of approximately $118 million and solid visibility into the fourth quarter, we are maintaining our full-year 2026 guidance, as follows.

(In millions, except per share data)	2026 Guidance Ranges
Net sales	$1,270 - $1,310
Organic net sales growth	3.5% - 7.0%
Diluted net income per share	$2.15 - $2.80
Adjusted diluted net income per share**	$3.80 - $4.45
Adjusted EBITDA**	$155 - $170
Adjusted EBITDA margin**	12.2% - 13.0%
Capital expenditures	~$25
Adjusted effective tax rate**	24% - 29%
**Non-GAAP Measures: see supplemental non-GAAP financial tables below for a reconciliation of adjusted non-GAAP financial measures to GAAP.
Conference Call
Tennant will host a conference call to discuss its 2026 third quarter results on November 3, 2026, at 9 a.m. Central Time (10 a.m. Eastern Time). The conference call and accompanying slides will be available via webcast on Tennant's investor website. To listen to the call live and view the slide presentation, go to investors.tennantco.com and click on the link at the bottom of the overview page. A replay of the conference call, with slides, will be available at investors.tennantco.com.
Company Profile
Founded in 1870, Tennant Company (TNC), headquartered in Eden Prairie, Minnesota, is a world leader in the design, manufacture and marketing of solutions that help create a cleaner, safer and healthier world. Its products include equipment for maintaining surfaces in industrial, commercial and outdoor environments; detergent-free and other sustainable cleaning technologies; and cleaning tools and supplies. Tennant's global field service network is the most extensive in the industry. Tennant Company had sales of $1.20 billion in 2025 and has approximately 4,500 employees. Tennant has manufacturing operations throughout the world and sells products directly in more than 21 countries and through distributors in more than 100 countries. For more information, visit www.tennantco.com and www.ipcworldwide.com. The Tennant Company logo and other trademarks designated with the symbol “®” are trademarks of Tennant Company registered in the United States and/or other countries.
Forward-Looking Statements
Certain statements contained in this document are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. These statements do not relate to strictly historical or current facts and provide current expectations or forecasts of future events. Any such expectations or forecasts of future events are subject to a variety of factors. These include factors that affect all businesses operating in a global market as well as matters specific to us and the markets the Company serves. Particular risks and uncertainties presently facing it include: geopolitical and economic uncertainty throughout the world; our ability to comply with global laws and regulations; changes in foreign currency exchange rates; our ability to adapt to customer pricing sensitivities; the competition in our business; fluctuations in the cost, quality or availability of raw materials and purchased components; our ability to adjust pricing to respond to cost pressures; unforeseen product liability claims or product quality issues; our ability to attract, retain and develop key personnel and create effective succession planning strategies; our ability to effectively develop and manage strategic planning and growth processes and the related operational plans; our ability to successfully upgrade and evolve our information
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Page 5 – Tennant Company Reports Third Quarter 2026 Results
technology systems; our ability to successfully protect our information technology systems from cybersecurity risks; complications with our new ERP system; the occurrence of a significant business interruption; our ability to maintain the health and safety of our workers; our ability to integrate acquisitions; our ability to develop and commercialize new innovative products and services; and risks related to our business transformation and strategic initiatives.
The Company cautions that forward-looking statements must be considered carefully and that actual results may differ in material ways due to risks and uncertainties both known and unknown. Information about factors that could materially affect the Company's results can be found in its 2025 Form 10-K. Shareholders, potential investors and other readers are urged to consider these factors in evaluating forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements.
The Company undertakes no obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law. Investors are advised to consult any further disclosures by the Company in its filings with the Securities and Exchange Commission and in other written statements on related subjects. It is not possible to anticipate or foresee all risk factors, and investors should not consider any list of such factors to be an exhaustive or complete list of all risks or uncertainties.
Non-GAAP Financial Measures
This news release and the related conference call include presentation of Non-GAAP measures that include or exclude special items of a nonrecurring and/or nonoperational nature (hereinafter referred to as “special items”). Management believes that the Non-GAAP measures provide useful information to investors regarding the Company’s results of operations and financial condition because they permit a more meaningful comparison and understanding of Tennant Company’s operating performance for the current, past or future periods. Management uses these Non-GAAP measures to monitor and evaluate ongoing operating results and trends and to gain an understanding of the comparative operating performance of the Company.
The Company believes that disclosing S&A expense – as adjusted, S&A expense as a percent of net sales – as adjusted, operating income – as adjusted, operating margin – as adjusted, income before income taxes – as adjusted, income tax expense – as adjusted, net income – as adjusted, net income per diluted share – as adjusted, EBITDA – as adjusted, and EBITDA margin – as adjusted (collectively, the “Non-GAAP measures”), excluding the impacts from special items, is useful to investors as a measure of operating performance. The Company uses these measures to monitor and evaluate operating performance. The Non-GAAP measures are financial measures that do not reflect United States Generally Accepted Accounting Principles (GAAP). The Company calculates the Non-GAAP measures by adjusting for legal contingency costs, ERP modernization costs, ERP amortization costs, legal and financial advisory costs, restructuring-related costs, transaction and integration-related costs, equity method losses and amortization expense. The Company calculates income tax expense – as adjusted by adjusting for the tax effect of these Non-GAAP measures. The Company calculates net income per diluted share – as adjusted by adjusting for the after-tax effect of these Non-GAAP measures and dividing the result by the diluted weighted average shares outstanding. The Company calculates EBITDA margin – as adjusted by dividing EBITDA – as adjusted by net sales.
INVESTOR RELATIONS CONTACT:
Lorenzo Bassi
Vice President, Finance and Investor Relations
investors@tennantco.com
763-540-1242
FINANCIAL TABLES FOLLOW
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Page 6 – Tennant Company Reports Third Quarter 2026 Results
TENNANT COMPANY
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)

(In millions, except shares and per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net sales	$322.3	$303.3	$944.2	$911.9
Cost of sales	186.0	173.9	566.4	528.4
Gross profit	136.3	129.4	377.8	383.5
Selling and administrative expense	92.7	96.6	290.3	281.0
Research and development expense	12.4	10.5	35.5	30.0
Operating income	31.2	22.3	52.0	72.5
Interest expense, net	(5.0)	(2.4)	(12.7)	(6.9)
Net foreign currency transaction gain (loss)	0.2	—	(0.5)	(1.0)
Other expense, net	(0.5)	(0.5)	(1.7)	(0.7)
Income before income taxes	25.9	19.4	37.1	63.9
Income tax expense	6.4	4.5	9.8	15.7
Net income	$19.5	$14.9	$27.3	$48.2

Net income per share
Basic	$1.14	$0.81	$1.59	$2.60
Diluted	$1.12	$0.80	$1.57	$2.57

Weighted average shares outstanding
Basic	16,904,814	18,314,488	17,118,309	18,507,222
Diluted	17,166,715	18,547,724	17,351,317	18,722,253
GEOGRAPHICAL NET SALES(1) (Unaudited)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026	2025	% Change	2026	2025	% Change
Americas	$221.0	$203.6	8.5%	$633.7	$614.4	3.1%
Europe, Middle East and Africa	82.5	80.5	2.5%	255.9	241.2	6.1%
Asia Pacific	18.8	19.2	(2.1)%	54.6	56.3	(3.0)%
Total	$322.3	$303.3	6.2%	$944.2	$911.9	3.5%
(1) Net of intercompany sales.
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Page 7 – Tennant Company Reports Third Quarter 2026 Results
TENNANT COMPANY
CONSOLIDATED BALANCE SHEETS (Unaudited)

(In millions, except shares and per share data)	September 30, 2026	December 31, 2025
ASSETS
Cash and cash equivalents	$75.3	$106.4
Receivables, less allowances of $11.1 and $10.4, respectively	291.7	256.8
Inventories	213.2	198.5
Prepaid and other current assets	59.4	38.0
Total current assets	639.6	599.7
Property, plant and equipment, less accumulated depreciation of $308.1 and $289.0, respectively	187.3	189.8
Operating lease assets	59.1	56.9
Goodwill	207.1	208.6
Intangible assets, net	45.2	52.6
Other assets	154.9	161.3
Total assets	$1,293.2	$1,268.9
LIABILITIES AND EQUITY
Current portion of long-term debt	$0.4	$0.4
Accounts payable	115.9	127.5
Employee compensation and benefits	49.7	40.9
Other current liabilities	127.0	124.3
Total current liabilities	293.0	293.1
Long-term debt	358.3	273.2
Long-term operating lease liabilities	36.4	35.5
Employee benefits	15.8	15.7
Deferred income taxes	2.4	3.3
Other liabilities	37.1	44.7
Total long-term liabilities	450.0	372.4
Total liabilities	$743.0	$665.5
Common Stock, $0.375 par value; 60,000,000 shares authorized; 17,047,520 and 17,846,681 shares issued and outstanding, respectively	6.4	6.7
Additional paid-in capital	2.6	—
Retained earnings	578.7	628.1
Accumulated other comprehensive loss	(39.2)	(33.2)
Total Tennant Company shareholders' equity	548.5	601.6
Noncontrolling interest	1.7	1.8
Total equity	550.2	603.4
Total liabilities and total equity	$1,293.2	$1,268.9
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Page 8 – Tennant Company Reports Third Quarter 2026 Results
TENNANT COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)

(In millions)	Nine Months Ended September 30,
	2026	2025
OPERATING ACTIVITIES
Net income	$27.3	$48.2
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation expense	34.6	33.2
Amortization expense	9.9	10.2
Loss from equity method investments	0.6	—
Deferred income tax expense	4.4	10.1
Share-based compensation expense	5.1	8.6
Bad debt and returns expense	1.7	4.4
Other, net	0.5	0.5
Changes in operating assets and liabilities:
Receivables	(36.6)	11.5
Inventories	(34.7)	(24.3)
Accounts payable	(8.9)	(16.1)
Employee compensation and benefits	9.0	(6.8)
Other assets and liabilities	(27.2)	(28.7)
Net cash (used in) provided by operating activities	(14.3)	50.8
INVESTING ACTIVITIES
Purchases of property, plant and equipment	(15.2)	(17.2)
Proceeds from sale of property, plant and equipment	—	1.5
Payments made in connection with business acquisition, net of cash acquired	(7.2)	(3.2)
Investment in leased assets	(0.3)	(0.3)
Cash received from leased assets	0.7	0.9
Net cash used in investing activities	(22.0)	(18.3)
FINANCING ACTIVITIES
Proceeds from borrowings	135.0	40.0
Repayments of borrowings	(50.0)	(0.8)
Repurchases from exercise of stock options, net of employee tax withholdings obligations of $3.3 and $3.0, respectively	(2.4)	(2.5)
Repurchases of common stock	(60.6)	(56.3)
Dividends paid	(16.0)	(16.4)
Net cash provided by (used in) financing activities	6.0	(36.0)
Effect of exchange rate changes on cash and cash equivalents	(0.8)	3.1
Net decrease in cash and cash equivalents	(31.1)	(0.4)
Cash and cash equivalents at beginning of period	106.4	99.8
Cash and cash equivalents at end of period	$75.3	$99.4
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Page 9 – Tennant Company Reports Third Quarter 2026 Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Net Income and Net Income Per Share

(In millions, except per share data)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income - as reported	$19.5	$14.9	$27.3	$48.2
Adjustments:
Amortization expense	2.2	2.5	7.2	7.5
Restructuring-related charge (S&A expense) (2)	(0.2)	1.0	1.2	1.8
ERP modernization costs (S&A expense) (3)	1.6	4.9	8.0	14.5
ERP amortization costs (S&A expense) (4)	0.6	—	1.6	—
Transaction and integration-related costs (S&A expense) (5)	0.2	—	0.4	—
Legal contingency costs (S&A expense) (6)	0.1	4.0	0.4	4.3
Legal and financial advisory costs (S&A expense) (7)	—	—	2.2	—
Equity method losses (Other expense, net) (8)	0.1	—	0.5	—
Net income - as adjusted	$24.1	$27.3	$48.8	$76.3

Net income per share - as reported:
Diluted	$1.12	$0.80	$1.57	$2.57
Adjustments:
Amortization expense	0.12	0.13	0.41	0.40
Restructuring-related charge (S&A expense) (2)	(0.01)	0.06	0.07	0.10
ERP modernization costs (S&A expense) (3)	0.11	0.26	0.47	0.77
ERP amortization costs (S&A expense) (4)	0.03	—	0.09	—
Transaction and integration-related costs (S&A expense) (5)	0.01	—	0.02	—
Legal contingency costs (S&A expense) (6)	0.01	0.21	0.02	0.23
Legal and financial advisory costs (S&A expense) (7)	—	—	0.13	—
Equity method losses (Other expense, net) (8)	0.01	—	0.03	—
Net income per diluted share - as adjusted	$1.40	$1.46	$2.81	$4.07
(2) Restructuring expenses represent the execution of a multi-year enterprise strategy to drive increased productivity throughout our operations.
(3) Enterprise Resource Planning (ERP) modernization initiative investment. Represents the expense component of our broader ERP investment, excluding capitalized costs. This investment is expected to drive future operational efficiencies across the organization.
(4) Amortization of ERP modernization costs represent the amortization of capitalized implementation costs related to cloud computing arrangements, which primarily relate to our implementation of a new ERP system.
(5) Due diligence and integration costs associated with the acquisition of Reinigungstechnik 4 You and Clean Machine Falkenberg AB and Repax AB.
(6) Incremental expense associated with the legal settlement accrual related to the Oxygenator Water Technologies, Inc. (OWT) intellectual property dispute regarding ec-H2O™ technology, as described in Note 13, Commitments and Contingencies, of the Form 10-Q for the quarter ended September 30, 2026.
(7) Represents third-party legal and advisory fees incurred in connection with the negotiation and execution of a cooperation agreement with Vision One, a shareholder of the Company, and excludes ordinary-course investor relations activities and routine legal expenses.
(8) Represents the Company's proportionate share of losses from its equity method investment, as described in Note 12, Equity Method Investments, of the Form 10-Q for the quarter ended September 30, 2026.
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Page 10 – Tennant Company Reports Third Quarter 2026 Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported Net Income to Adjusted Earnings Before Interest, Taxes, Depreciation, and Amortization (EBITDA)

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net income - as reported	$19.5	$14.9	$27.3	$48.2
Adjustments:
Interest expense, net	5.0	2.4	12.7	6.9
Income tax expense	6.4	4.5	9.8	15.7
Depreciation expense	11.5	11.3	34.6	33.2
Amortization expense	3.1	3.4	9.9	10.2
EBITDA	45.5	36.5	94.3	114.2
Adjustments:
Restructuring-related charge (S&A expense) (2)	(0.2)	1.3	1.6	2.5
ERP modernization costs (S&A expense) (3)	2.2	6.7	10.6	19.4
ERP amortization costs (S&A expense) (4)	0.8	—	2.1	—
Transaction and integration-related costs (S&A expense) (5)	0.3	—	0.6	—
Legal contingency costs (S&A expense) (6)	0.1	5.3	0.5	5.7
Legal and financial advisory costs (S&A expense) (7)	—	—	2.9	—
Equity method losses (Other expense, net) (8)	0.1	—	0.6	—
EBITDA - as adjusted	$48.8	$49.8	$113.2	$141.8
EBITDA margin - as adjusted	15.1%	16.4%	12.0%	15.5%

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Page 11 – Tennant Company Reports Third Quarter 2026 Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Selling and Administrative Expense (S&A expense) and Operating Income

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
S&A expense - as reported	$92.7	$96.6	$290.3	$281.0
S&A expense as a percent of net sales - as reported	28.8%	31.8%	30.7%	30.8%
Adjustments:
Restructuring-related charge (S&A expense) (2)	0.2	(1.3)	(1.6)	(2.5)
ERP modernization costs (S&A expense) (3)	(2.2)	(6.7)	(10.6)	(19.4)
ERP amortization costs (S&A expense) (4)	(0.8)	—	(2.1)	—
Transaction and integration-related costs (S&A expense) (5)	(0.3)	—	(0.6)	—
Legal contingency costs (S&A expense) (6)	(0.1)	(5.3)	(0.5)	(5.7)
Legal and financial advisory costs (S&A expense) (7)	—	—	(2.9)	—
S&A expense - as adjusted	$89.5	$83.3	$272.0	$253.4
S&A expense as a percent of net sales - as adjusted	27.8%	27.5%	28.8%	27.8%

Operating income - as reported	$31.2	$22.3	$52.0	$72.5
Operating margin - as reported	9.7%	7.4%	5.5%	8.0%
Adjustments:
Restructuring-related charge (S&A expense) (2)	(0.2)	1.3	1.6	2.5
ERP modernization costs (S&A expense) (3)	2.2	6.7	10.6	19.4
ERP amortization costs (S&A expense) (4)	0.8	—	2.1	—
Transaction and integration-related costs (S&A expense) (5)	0.3	—	0.6	—
Legal contingency costs (S&A expense) (6)	0.1	5.3	0.5	5.7
Legal and financial advisory costs (S&A expense) (7)	—	—	2.9	—
Operating income - as adjusted	$34.4	$35.6	$70.3	$100.1
Operating margin - as adjusted	10.7%	11.7%	7.4%	11.0%
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Page 12 – Tennant Company Reports Third Quarter 2026 Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES
Reported to Adjusted Other Expense, Net, Income Before Income Taxes and Income Tax Expense

(In millions)	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Other expense, net - as reported	$(0.5)	$(0.5)	$(1.7)	$(0.7)
Adjustments:
Equity method losses (Other expense, net) (8)	0.1	—	0.6	—
Other expense, net - as adjusted	$(0.4)	$(0.5)	$(1.1)	$(0.7)

Income before income taxes - as reported	$25.9	$19.4	$37.1	$63.9
Adjustments:
Amortization expense	3.1	3.4	9.9	10.2
Restructuring-related charge (S&A expense) (2)	(0.2)	1.3	1.6	2.5
ERP modernization costs (S&A expense) (3)	2.2	6.7	10.6	19.4
ERP amortization costs (S&A expense) (4)	0.8	—	2.1	—
Transaction and integration-related costs (S&A expense) (5)	0.3	—	0.6	—
Legal contingency costs (S&A expense) (6)	0.1	5.3	0.5	5.7
Legal and financial advisory costs (S&A expense) (7)	—	—	2.9	—
Equity method losses (Other expense, net) (8)	0.1	—	0.6	—
Income before income taxes - as adjusted	$32.3	$36.1	$65.9	$101.7

Income tax expense - as reported	$6.4	$4.5	$9.8	$15.7
Effective tax rate - as reported	24.7%	23.2%	26.5%	24.6%
Adjustments (9):
Amortization expense	0.9	0.9	2.7	2.7
Restructuring-related charge (S&A expense) (2)	—	0.3	0.4	0.7
ERP modernization costs (S&A expense) (3)	0.6	1.8	2.6	4.9
ERP amortization costs (S&A expense) (4)	0.2	—	0.5	—
Transaction and integration-related costs (S&A expense) (5)	0.1	—	0.2	—
Legal contingency costs (S&A expense) (6)	—	1.3	0.1	1.4
Legal and financial advisory costs (S&A expense) (7)	—	—	0.7	—
Equity method losses (Other expense net) (8)	—	—	0.1	—
Income tax expense - as adjusted	$8.2	$8.8	$17.1	$25.4
Effective tax rate - as adjusted	25.4%	24.4%	25.9%	25.0%
(9) In determining the tax impact, we applied the statutory rate in effect for each jurisdiction where income or expenses were generated.

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Page 13 – Tennant Company Reports Third Quarter 2026 Results
TENNANT COMPANY
SUPPLEMENTAL NON-GAAP FINANCIAL TABLES

Net Leverage Ratio Based on TTM Adjusted EBITDA

Adjusted Net Debt

(In millions)	September 30, 2026	December 31, 2025
Long-term debt	$358.3	$273.2
Current portion of long-term debt	0.4	0.4
Cash and cash equivalents	(75.3)	(106.4)
Adjusted net debt	$283.4	$167.2

Net Leverage Ratio

The following table shows the calculation of the net leverage ratio (in millions, except for the net leverage ratio).

	September 30, 2026	December 31, 2025
Adjusted net debt (numerator)	$283.4	$167.2
TTM adjusted EBITDA (denominator) (10)	138.8	167.4
Net leverage ratio	2.0	1.0
(10) TTM Adjusted EBITDA is defined as Adjusted EBITDA for the most recent twelve-month period.

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